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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported) December 15, 2009

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                                   AMARU, INC.
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             (exact name of registrant as specified in its charter)

                                     Nevada
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                 (State or other jurisdiction of incorporation)

      000-32695                                            88-0490089
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Commission File Number                        IRS Employer Identification Number

            62 CECIL STREET, #06-00 TPI BUILDING, SINGAPORE 049710
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (65) 6332 9287
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        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01 OTHER EVENTS.

         As of December 15, 2009, Amaru, Inc., a Nevada corporation (the "Company"), through its subsidiary, M2B World Asia Pacific Pte. Ltd. ("M2B"), signed an agreement with Zingmobile Pte Ltd. ("Zingmobile"), a Singapore corporation (the "Agreement"), one of the leading companies for publishing value-added mobile content, services and applications for mobile market. Zingmobile is listed on Australian Stock Exchange. Pursuant to the terms of the Agreement, Zingmobile shall launch M2B's content and services on mobile platforms of telecommunication companies and mobile service providers in the territories of Indonesia, Malaysia and Bangladesh. Services will be launched first in Indonesia with Telkomsel, Indosat and XL. M2B and Zingmobile shall share 50% of the net revenue collected with Zingmobile. The term of the Agreement is two (2) years.

         The Company believes that the Agreement is a right step towards its efforts to increase revenues for the Company in Asia.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act or 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 22, 2009                       AMARU, INC.

                                           By: /s/ Colin Binny
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                                               Colin Binny
                                               President